{NUMBER}                        [GRAPHIC OMITTED]                       {SHARES}
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                       EMPIRE TAX FREE MONEY MARKET, INC.

The Corporation is authorized to issue 20,000,000,000 Common Shares - Par Value $.001 each

THIS CERTIFIES THAT [    SPECIMEN   ]  IS THE OWNER OF [              ]

FULLY PAID AND NON-ASSESABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEROF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERIFICATE PROPERLY ENDORSED.

THE SHARES REPRESENTED BY THIS CERTIFICATE WILL BE REDEEMED BY THE CORPORATION UPON REQUEST OF THE STOCKHOLDER AS PROVIDED IN THE ARTICLES OF INCORPORATION OF THE CORPORATION IN ADDITION, THE ARTICLES OF INCORPORATION PROVIDE THAT THE CORPORATION, AT ITS OPTION, MAY REDEEM SHARES OF ITS STOCK UNDER CERTAIN OTHER CIRCUMSTANCES. THE CORPORATION IS AUTHORIZED TO CLASSIFY OR TO RECLASSIFY, FROM TIME TO TIME, ANY UNISSUED SHARES OF STOCK OF THE CORPORATION. A FULL STATEMENT OF THE DESIGNATION AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTION, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS MAY BE OBTAINED FROM THE CORPORATION BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.


IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

DATED [              ]